Exhibit 10.1
QUALITY SYSTEMS, INC.
OUTSIDE DIRECTOR’S
RESTRICTED STOCK UNIT AGREEMENT
GRANTED UNDER THE QUALITY SYSTEMS, INC.
SECOND AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN
     THIS OUTSIDE DIRECTOR’S RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated and effective as of August 11, 2011 (the “Grant Date”), by and between Quality Systems, Inc., a California corporation (the “Company”), and [__________] (“Grantee”), is entered into as follows:
     WHEREAS, Grantee is an outside director of the Company; and
     WHEREAS, the Company has established the Quality Systems, Inc. Second Amended and Restated 2005 Stock Option and Incentive Plan (the “Plan”), a copy of which has previously been provided to Grantee; and
     WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has established a compensation program (the “Program”) for the outside directors of the Company that includes the grant of restricted stock units evidencing the right to receive an equal number of shares in the Company’s common stock (“Common Stock”); and
     WHEREAS, under the terms of the Program, Grantee shall be granted restricted stock units pursuant to this Agreement and subject to the restrictions stated below.
     NOW, THEREFORE, the parties hereby agree as follows:
     1. Grant of Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Grantee [_________] restricted stock units (“Restricted Stock Units”) evidencing the equivalent number of shares of Common Stock. As used herein, a “Restricted Stock Unit” is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent in value to one outstanding share of Common Stock of the Company. The Restricted Stock Units shall be used solely as a device for the determination of any payment to eventually be made to the Grantee if and when such Restricted Stock Units vest and become earned pursuant to Section 2 below. The Restricted Stock Units create no fiduciary duty to the Grantee and shall create only a contractual obligation on the part of the Company to make payments, subject to vesting and the other terms and conditions hereof. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind. No assets have been secured or set aside by the Company with respect to this grant and, if amounts become payable to the Grantee pursuant to this Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Company.
     2. Vesting Schedule. The Restricted Stock Units shall vest in two equal annual installments, each on the next two annual meetings of shareholders (and each referred to herein as a “Vesting Date”) subject to earlier vesting as set forth in Section 3, below. Payment of vested Restricted Stock Units shall be made as soon as administratively practicable after vesting. Settlement will be made by payment in shares of Common Stock in accordance with the Plan. Restricted Stock Units that are earned and vested pursuant to this Agreement shall be paid in an equivalent number of whole shares of Common Stock (with any fractional Restricted Stock Units credited in respect of the Restricted Stock Units that are paid rounded down to the nearest whole number of shares of Common Stock).

     3. Restrictions. No portion of the Restricted Stock Units, the shares issued pursuant to the Restricted Stock Units, or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Grantee during the period beginning on the Vesting Date of that portion of the Restricted Stock Units and ending the day prior to the one year anniversary of the Vesting Date of that portion of the Restricted Stock Units. In the event of a meeting of shareholders immediately following which a director that previously received Restricted Stock Units under the Program is no longer a member of the Company’s Board, then any unvested Restricted Stock Units, or shares issued pursuant to the Restricted Stock Units held by such director, and restricted by this Section 3, shall immediately vest and become transferrable.
     4. Shareholder Rights. Until the Vesting Date, Grantee shall not have the rights of a shareholder with respect to the Restricted Stock Units.
     5. Taxes.
     (a) Grantee hereby acknowledges that he or she has reviewed with his or her own tax advisors the tax consequences of receiving the Restricted Stock Units. Grantee represents to the Company that he or she is relying solely on such advisors and not on any statements or representations of (i) the Company, (ii) its officers, directors or employees, or (iii) its or their respective agents or representatives.
     (b) Grantee shall be liable for any and all taxes, including withholding taxes, arising out of this grant of Restricted Stock Units. The Company shall not be required to deliver any Restricted Stock Units or to recognize any purported transfer of the Restricted Stock Units or its underlying shares until all applicable withholding obligations are satisfied. Grantee is ultimately liable and responsible for all taxes owed by Grantee in connection with the Restricted Stock Units, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock Units. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance or settlement of the Restricted Stock Units (or its underlying shares) or the subsequent sale or transfer of any of the shares underlying the Restricted Stock Units. The Company does not commit and is under no obligation to structure the Restricted Stock Units award or program to reduce or eliminate Grantee’s tax liability.
     6. Securities Law Compliance. The Company will use its reasonable commercial efforts to assure that the shares issued pursuant to the Restricted Stock Units are registered under federal securities laws. However, no shares underlying the Restricted Stock Units will be issued pursuant to Grantee’s award if such issuance would otherwise constitute a violation of any applicable federal or state securities laws or regulations or the requirements of The NASDAQ Global Select Market or any stock exchange or other market on which the Common Stock is then quoted or listed for trading. The inability of the Company to obtain approval from any regulatory body deemed necessary by the Company for the lawful issuance of any shares underlying the Restricted Stock Units hereunder shall defer the Company’s obligation with respect to the issuance of such shares until such approval has been obtained. Grantee understands Grantee’s responsibilities to report the grant and future disposition of the Restricted Stock Units and its underlying shares under the applicable provisions of the Securities Exchange Act of 1934, as amended.
     7. Miscellaneous.
     (a) The grant of Restricted Stock Units or another award to Grantee under the Plan in any one year, or at any time, does not obligate the Company to make a grant in any future year or in any given amount and should not create an expectation that the Company might make a grant in any future year or in any given amount.
     (b) The Company shall not be required (i) to transfer on its books any shares issued pursuant to the Restricted Stock Units that have been sold or transferred in violation of any of the provisions set forth in this Agreement or in the Plan, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.
     (c) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.
     (d) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Grantee at Grantee’s address then on file with the Company.
     (e) This Agreement shall not be construed so as to grant Grantee any right to remain as a director of or consultant to the Company.
     (f) The parties agree that neither the Company nor any of its affiliates shall have any further obligation to Grantee relating to the grant of stock or other equity-based incentive compensation except as stated herein and under the terms of the Program.
     (g) This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except (i) with the consent of the Committee and the Board; and (ii) by a written instrument duly executed by the Company and Grantee.
     (h) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted heirs, personal representatives, successors and assigns. The terms of this Agreement shall in all respects be subject to the terms of the Plan and the Program. In the event of a conflict between the terms of this Agreement and the Plan and/or Program, the terms of the Plan and/or Program (as the case may be) shall control. In the event of a conflict between the terms of the Plan and the Program, the terms of the Plan shall control. In accordance with the Plan, Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee or the Board of Directors upon any questions arising under the Plan or this Agreement.
     (i) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort or reference to the conflicts-of-laws rules of that or any other state.
     (j) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     8. Remaining Terms. The remaining terms and conditions of Grantee’s award are governed by the Plan, and Grantee’s award is also subject to all interpretations, amendments, rules, regulations and decisions that may from time to time be adopted under the Plan.
[signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed this Outside Director’s Restricted Stock Units Agreement effective as of the date first set above.

COMPANY:	QUALITY SYSTEMS, INC.,
a California corporation

	By:	/s/ James J. Sullivan, Secretary
James J. Sullivan, Secretary

Address:
18111 Von Karman Avenue, Suite 700
Irvine, CA 92612
Facsimile #: 949-255-2610
Email: pholt@qsii.com (Corporate Secretary)
     I, the undersigned Grantee, hereby acknowledge and accept the foregoing terms and conditions of the Restricted Stock award evidenced hereby. I also acknowledge and agree that the foregoing sets forth the entire understanding between the Company and me regarding my entitlement to receive the shares of Restricted Stock subject to such award and supersedes all prior oral and written agreements on that subject.

GRANTEE:

(signature of Grantee)
[NAME]